UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2015, Applied Materials, Inc. (“Applied”) entered into a five-year $1,500,000,000 Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein (collectively, the “Lenders”).

The Credit Agreement provides for unsecured borrowings (advances) not to exceed $1,500,000,000 outstanding at any one time and includes a sub-facility for the issuance of letters of credit of up to $400,000,000 outstanding at any one time for the account of Applied and its subsidiaries. Advances under the Credit Agreement will bear interest at one of various rates selected by Applied for each advance, plus an applicable margin, which varies according to Applied’s public debt rating. The Credit Agreement requires Applied to pay certain customary fees and expenses. Applied may repay advances at any time without penalty, except for a customary breakage fee for advances that bear interest at a rate based on the London Interbank Offered Rate, and Applied may reborrow under the Credit Agreement subject to specified terms and conditions.

The Credit Agreement contains customary covenants for credit facilities of this type, including a financial covenant limiting Applied’s ratio of (i) consolidated funded debt to (ii) consolidated funded debt plus consolidated shareholders’ equity. The Credit Agreement also contains customary events of default.

Proceeds from borrowings under the Credit Agreement are available to be used for general corporate purposes. The Credit Agreement is scheduled to expire on September 3, 2020, at which time all outstanding amounts thereunder, if any, will become due and payable.

The Credit Agreement replaces a $1,500,000,000 Credit Agreement, dated May 25, 2011, by and among Applied and certain lenders, as amended and extended, as described further in Item 1.02 below.

The Lenders, and certain of their affiliates, have engaged in, and/or in the future may engage in, banking and other transactions with Applied, including previous credit facilities. These parties have received, and/or in the future may receive, customary compensation from Applied for these services.

Item 1.02	Termination of a Material Definitive Agreement.

On May 25, 2011, Applied entered into a $1,500,000,000 Credit Agreement with certain lenders, which was previously amended and extended and which was due to expire on May 25, 2017 (the “Prior Credit Agreement”). On September 3, 2015, the Prior Credit Agreement was terminated and replaced by the Credit Agreement described under Item 1.01 above. There were no outstanding amounts due under the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on September 3, 2015, Applied entered into the Credit Agreement. The information set forth in Item 1.01 is incorporated herein by reference. Applied has not received any advances under the Credit Agreement as of this date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title and Description

10.1	Credit Agreement, dated as of September 3, 2015, among Applied Materials, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: September 9, 2015	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Title and Description

10.1	Credit Agreement, dated as of September 3, 2015, among Applied Materials, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and other lenders named therein.